SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 11, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 4.01  Changes in Registrant’s Certifying Accountant

On January 27, 2005, Huffy Corporation received a letter from KPMG LLP, filed as an exhibit to this Form 8-K/A, responding to the Form 8-K filed by Huffy on January 12, 2005 regarding KPMG’s status as Huffy’s independent accounting firm.  As background, on December 18, 2004 Huffy, with the cooperation of KPMG, filed an application, including a supporting affidavit provided by KPMG, with the United States Bankruptcy Court requesting permission to retain KPMG as Huffy’s independent auditors for certain specified periods.  Subsequently, both the Official Committee of Unsecured Creditors in Huffy’s Chapter 11 bankruptcy case, and the United States Trustee filed objections to the application.  As a result of these objections, Huffy withdrew the application, all as reported on its January 12 Form 8-K.

In the Form 8-K, Huffy made certain required disclosures, including among others whether it had had any “disagreements” with KPMG or whether KPMG had advised Huffy of certain matters which, upon the dismissal or resignation of the independent accountants would constitute events required to be reported in the Form 8-K ("reportable events").  Huffy disclosed that it had had extensive discussions with KPMG that were not at the time characterized by KPMG as “disagreements” or “reportable events” but acknowledged that in certain cases such matters could now be characterized by KPMG as either “disagreements” or “reportable events.”  As anticipated, in its January 27 letter KPMG has now characterized certain of the prior discussions regarding Huffy’s Canadian operations as “reportable events.”  Huffy discontinued all of its Canadian operations in their entirety in 2004.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Letter from KPMG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: January 31, 2005	By: /s/ Robert W. Lafferty Robert W. Lafferty Senior Vice President, Chief Financial Officer, Finance and Treasurer

Exhibit 99.1

KPMG

KPMG LLP

1600 PNC Center

201 East Fifth Street

Cincinnati, OH  45202

January 27, 2005

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Huffy Corporation (the “Company”) and, under the date of February 12, 2004, we reported on the consolidated financial statements of Huffy Corporation and subsidiaries as of and for the years ended December 31, 2003 and 2002.  On January 11, 2005, the Company’s external securities counsel notified us that our appointment as principal accountants was terminated.  However, this has yet to be communicated to KPMG LLP by either the audit committee or management.

We have read Huffy Corporation’s statements included under Item 4 of its Form 8-K dated January 12, 2005, and we agree with such statements except as noted below.

We disagree with the Company’s statement in, 1) the seventh sentence of the third paragraph as we first expressed concern to the Company in April 2004 rather than late September and early October 2004, 2) the eighth sentence of the third paragraph as we also had discussions with the audit committee in May 2004 and periodically with the chairman of the Company’s audit committee from June through December 2004, 3) the third sentence of the fourth paragraph based on the reportable events discussed with the Company’s management and audit committee of certain reportable conditions as described below which indicate that internal controls necessary for Huffy to develop reliable financial statements do not exist.

We are not in a position to agree or disagree with the Company’s statement in, 1) the second sentence of the second paragraph, 2) the tenth, eleventh and twelfth sentences of the third paragraph, and 3) the second sentence of the fourth paragraph.

We discussed the following reportable conditions, which we believe are reportable events, as that term is described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission, with the Company’s management and/or audit committee in regard to the

Company’s Canadian subsidiary:  1) weakness in internal controls over reconciling physical inventory to the general ledger, 2) lack of formal contract terms between the subsidiary and suppliers regarding warranty recovery, 3) untimely maintenance of the accounts payable subledger, 4) lack of effective controls to oversee a division’s day-to-day operations and transactions, 5) lack of formal authorizations for manual journal entries, 6) lack of effective segregation of duties around credit authorizations and related system access controls, 7) delays in submission of invoices from operations to accounting for payment, 8) controls surrounding credit authorizations need to be improved, particularly those involving authorizations and system access controls, and 9) there is a lack of sufficient controls around the receipt and shipment of inventory.

We also discussed the following reportable event with the Company’s management and audit committee as that term is described in Item 304(a)(1)(v).  We advised the Company’s management and audit committee that it was necessary to expand significantly the scope of the audit for information that came to our attention that, if further investigated, may have materially impacted the fairness or reliability of a previously issued audit report and underlying financial statements and could cause us to be unwilling to rely on management’s representations or be associated with the Company’s financial statements.  Due to our dismissal, the matters noted above were not resolved to our satisfaction prior to our termination.

Very truly yours,

/s/ KPMG LLP

cc:

James F. Robeson

Chairman of the Audit Committee

Huffy Corporation

John A. Muskovich

Chief Executive Officer

And President

Huffy Corporation

Robert W. Lafferty

Vice President - Chief Financial Officer,

Finance and Treasurer

Huffy Corporation